UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2007

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                     Results of Operations and Financial Condition.

On July 30, 2007, DexCom, Inc. (“DexCom” or the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2007 and certain other information.  This press release has been furnished as Exhibit 99.01 to this report and is incorporated herein by this reference.

The information in this Item, including the exhibit hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained in this Item and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b & e)                                                       On July 30, 2007, DexCom announced that Steven J. Kemper has retired from his position as Chief Financial Officer, effective July 31, 2007, to pursue other opportunities outside of DexCom.  Mr. Kemper’s resignation did not result from any disagreement with, or inaccuracy or omission in, the Company’s accounting systems or financial reporting. In connection with his resignation, Mr. Kemper entered into a separation agreement (“Separation Agreement”) with the Company pursuant to which he will receive a lump sum separation payment of $115,000.  Additionally, Mr. Kemper has agreed to remain available to consult with the Company for a period of three months following July 31, 2007, in consideration for which Mr. Kemper shall be entitled to purchase, in addition to the shares for which his stock options have already vested, the number of additional shares of his stock options that would have vested if he had remained employed by the Company until March 10, 2008, and all such options shall remain exercisable until June 10, 2008.  The Separation Agreement is attached as Exhibit 99.02 to this report.

(c & e)                                                            On July 30, 2007, DexCom announced that Jess Roper has been named Interim Chief Financial Officer, effective July 31, 2007. Mr. Roper, who will also continue to serve as Director of Finance, joined DexCom in 2005 and has served in that capacity since that time. From December 2003 to March 2005, Mr. Roper served initially as Director of Finance and subsequently as Controller for SeraCare Life Sciences,

                                                                                                Inc., a manufacturer of plasma-based products. From September 2002 to December 2003, Mr. Roper served as Accounting Manager for Nanogen, Inc., a developer of diagnostic products. Mr. Roper received a B.S. in Finance and an M.S. in Corporate Accountancy from San Diego State University.  He is a licensed certified public accountant in the state of California and a former auditor with PricewaterhouseCoopers, LLP.  Mr. Roper is 42 years old. Mr. Roper has no family relationship with any director, executive officer or other person who appointed him as the Interim Chief Financial Officer.

The Company does not have a written employment agreement with Mr. Roper.  In connection with his appointment, the Compensation Committee of the Board of Directors approved an increase in Mr. Roper’s base salary to $140,000 and approved an option to purchase 25,000 shares of the Company’s common stock, to be granted on August 2, 2007, which is three trading days following public release of the Company’s earnings and the day on which the trading window for employees opens. Mr. Roper will continue to be eligible to participate in the Company’s short-term and long-term incentive programs.

On July 30, 2007, DexCom issued a press release relating to the retirement of Steven J. Kemper as its Chief Financial Officer and the appointment of Jess Roper as its Interim Chief Financial Officer.  The press release is attached as Exhibit 99.03 to this report.

(c & e)                                                            On July 30, 2007, DexCom also announced the promotion of three executive officers, effective July 30, 2007.  Jorge Valdes has been promoted to Senior Vice President of Operations, Steven R. Pacelli has been promoted to Senior Vice President of Corporate Affairs and John Riolo has been promoted to Vice President of Quality Assurance.

As Senior Vice President of Operations, Mr. Valdes is responsible for overseeing DexCom’s manufacturing, engineering and information technology departments. Mr. Valdes previously served as DexCom’s Vice President of Engineering since November 2005. In connection with his promotion, the Compensation Committee of the Board of Directors approved an increase in Mr. Valdes’ base salary to $240,000 and approved an option to purchase 100,000 shares of the Company’s common stock, to be granted on August 2, 2007, which is three trading days following public release of the Company’s earnings and the day on which the trading window for employees opens. The option will vest monthly over forty-eight months.

In his capacity as Senior Vice President of Corporate Affairs, Mr. Pacelli will be charged with overseeing DexCom’s legal, human resources, intellectual property, investor relations and business development functions.  Mr. Pacelli previously served as DexCom’s Vice President of

Legal Affairs since April 2006. In connection with his promotion, the Compensation Committee of the Board of Directors approved an increase in Mr. Pacelli’s base salary to $232,000 and approved an option to purchase 100,000 shares of the Company’s common stock to be granted on August 2, 2007, which is three trading days following public release of the Company’s earnings and the day on which the trading window for employees opens. The option will vest monthly over forty-eight months.

As Vice President of Quality Assurance, Mr. Riolo assumes oversight for all quality assurance and quality control activities at DexCom. Mr. Riolo has served as DexCom’s Senior Director of Quality Assurance since January 2005. From August 2002 to January 2005, Mr. Riolo served as President of MicroMed Laboratories and Consulting Services, a subsidiary of Oculus Innovative Sciences, Inc., where he was responsible for all operational and business development activities relating to regulatory affairs, quality assurance and clinical affairs consulting, as well as microbiological testing services. From January 2001 to August 2002, Mr. Riolo served as Vice President of Regulatory Affairs and Quality Assurance of Medtronic, Inc. Vascular Division, a manufacturer of balloon catheters, stents and stent grafts for the treatment of vascular diseases and aneurisms.  Mr. Riolo received a B.S. degree in Mechanical Engineering from California State Polytechnic University, San Luis Obispo.  Mr. Riolo is 47 years old. In connection with his promotion, the Compensation Committee of the Board of Directors approved an increase in Mr. Riolo’s base salary to $212,000 and approved an option to purchase 50,000 shares of the Company’s common stock to be granted on August 2, 2007, which is three trading days following public release of the Company’s earnings and the day on which the trading window for employees opens. The option will vest monthly over forty-eight months.

Item 9.01:  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit
99.01	Press release dated July 30, 2007 regarding financial results for the quarter ended June 30, 2007 and certain other information.
99.02	Separation Agreement dated July 30, 2007 between the Company and Steven J. Kemper.
99.03	Press release dated July 30, 2007 regarding retirement of Steven J. Kemper, the appointment of Jess Roper as Interim Chief Financial Officer and executive promotions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli
Steven R. Pacelli Senior Vice President of Corporate Affairs

Date:  July 30, 2007

Exhibit Index

Exhibit Number	Description of Exhibit
99.01	Press release dated July 30, 2007 regarding financial results for the quarter ended June 30, 2007 and certain other information.
99.02	Separation Agreement dated July 30, 2007 between the Company and Steven J. Kemper.
99.03	Press release dated July 30, 2007 regarding retirement of Steven J. Kemper, the appointment of Jess Roper as Interim Chief Financial Officer and executive promotions.